Exhibit 99.03

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Court approves scheme of arrangement

Basingstoke, UK and Philadelphia, US – 24th November, 2005 – Shire Pharmaceuticals Group plc (“SPG”) (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that the High Court approved the scheme of arrangement between SPG and its ordinary shareholders at a hearing today. The scheme will become effective on 25th November 2005.

Under the terms of the scheme, ordinary shareholders will receive one Shire plc ordinary share for each SPG ordinary share they hold at 5.30 p.m. (GMT) on 24th November 2005.

The Shire plc ordinary shares of 350 pence each will be admitted to the Official List and to trading on the London Stock Exchange’s market for listed securities at 8.00 a.m. (GMT) on 25th November 2005. The listing of the existing ordinary shares of SPG will be cancelled by 8.00 a.m. (GMT) on 25th November 2005.

In conjunction with the scheme, SPG American Depositary Shares (“ADSs”) will be replaced by Shire plc ADSs on a one-for-one basis, each Shire plc ADS representing three ordinary shares in Shire plc. Dealings in Shire plc ADSs on NASDAQ will commence at 9:30 a.m. (EST) on 25th November 2005.

Canadian Exchangeable Shares will be exchanged on a one-for-one basis for new exchangeable shares entitling them to convert those new shares into ordinary shares or ADSs of Shire plc rather than SPG, on the same terms as the existing Canadian Exchangeable Shares. The transition to the new exchangeable shares is expected to be seamless from the perspective of dealings on the Toronto Stock Exchange.

The High Court is expected to approve a reduction of capital of Shire plc at a hearing on 28th November 2005. The reduction of capital is expected to become effective on 29th November 2005 when the nominal value of a Shire plc ordinary share will be reduced from 350 pence to 5 pence.

A further announcement in relation to the reduction of capital will be made in due course.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Registered in England 2883758 Registered Office as above

Notes to editors

Shire Pharmaceuticals Group plc

SPG is a global speciality pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), renal diseases and human genetic therapies. SPG has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, SPG’s results could be materially affected. The risks and uncertainties include, but are not limited to: risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on SPG’s Attention Deficit and Hyperactivity Disorder (“ADHD”) franchise; patents, including but not limited to, legal challenges relating to SPG’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of MTS (METHYPATCH) (ADHD), SPD503 (ADHD), SPD456 (ADHD), SPD476 (ulcerative colitis), I2S (iduronate-2-sulfase) (Hunter syndrome) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States; SPG’s ability to benefit from its acquisition of Transkaryotic Therapies Inc.; SPG’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in SPG’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.